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                                                                    Exhibit 23.7


The Board of Directors
Citadel Communications Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 of Citadel Communications Corporation of our independent auditors' report on the combined financial statements of Pacific Northwest Broadcasting Corporation and Affiliates as of and for the year ended December 31, 1996, which report appears in the prospectus of Citadel Communications Corporation dated June 30, 1998.




/s/ BALUKOFF LINDSTROM & CO., P.A.
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October 1, 1998